UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2017

Blue Nile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50763	91-1963165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 FIRST AVENUE SOUTH, SUITE 700,

SEATTLE, WASHINGTON, 98104

(Address of principal executive offices, including zip code)

(206) 336-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On February 17, 2017, Blue Nile, Inc. (“Blue Nile” or the “Company”) completed its previously-announced merger (the “Merger”) with BC Cyan Acquisition Inc. (“Merger Sub”), a wholly-owned subsidiary of BC Cyan Parent Inc. (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated as of November 6, 2016, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). The Company was the surviving corporation of the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2017, the Company, as the surviving corporation of the Merger and Parent entered into (i) a Term Loan Credit Agreement, dated as of February 17, 2017 (the “Term Loan Credit Agreement”), with the Company, as Borrower (as defined therein), the financial institutions from time to time party thereto, as lenders (the “Term Loan Lenders”), and Goldman Sachs Bank USA, as the Administrative Agent and Collateral Agent (“Term Loan Agent”) and a Term Loan Lender, providing for term loans in aggregate principal amount of $185,000,000 (the “Term Loans”) and (ii) an ABL Credit Agreement, dated as of February 17, 2017 (the “ABL Credit Agreement”), with the Company, as the Borrower Representative (as defined therein), the Subsidiary Borrowers (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto, as lenders (the “ABL Lenders”), and Goldman Sachs Bank USA, as the Administrative Agent, Collateral Agent (“ABL Agent”), the Swingline Lender, an Issuing Bank and an ABL Lender, providing for an asset-based revolving credit facility with commitments of $50,000,000 (the “ABL Facility”) and a swingline subfacility and letter of credit subfacility. Concurrently with the consummation of the Merger, the full amount of the Term Loans was drawn, and no amount under the ABL Facility was drawn. The Term Loan Credit Agreement also permits the Borrower to request one or more additional term loans or revolving credit commitments at any time after the closing, subject to the terms and conditions set forth therein.    The ABL Credit Agreement also permits the Borrowers to increase the revolving credit commitment under the ABL Credit Agreement at any time after the closing, subject to the terms and conditions set forth therein.

Term Loan Credit Agreement

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the loans under the Term Loan Credit Agreement will be either (a) in the case of ABR loans, a fluctuating rate per annum determined by reference to the highest of (i) the federal funds effective rate for such day plus 1/2 of 1%, (ii) the “prime rate” announced by Goldman Sachs Bank USA for such day and (iii) a LIBOR rate determined by reference to LIBOR on the applicable Reuters screen page at approximately 11:00 a.m., London time, two business days prior to the commencement of the applicable interest period, for Dollar deposits with a term of one month commencing that day, plus 1.00%, subject to an ABR rate floor of 2.00%, plus an applicable margin of 5.50%, or (b) in the case of LIBOR loans, a LIBOR rate determined by reference to LIBOR on the applicable Reuters screen page at approximately 11:00 a.m., London time, two business days prior to the commencement of the applicable interest period, for Dollar deposits with a term equivalent to such interest period, subject to a LIBOR floor of 1.00%, plus an applicable margin of 6.50%.

Prepayments

Subject to certain exceptions and other limitations, the Term Loans are subject to mandatory prepayments in amounts equal to: (i) 100% of the net cash proceeds from certain non-ordinary course sales or other dispositions of assets or casualty events in excess of a threshold amount and subject to customary reinvestment provisions and certain other exceptions; (ii) 100% of the net cash proceeds from the incurrence of debt by the Borrower or any restricted subsidiaries (other than indebtedness permitted by the Term Loan Credit Agreement); and (iii) beginning with the fiscal year ending on or about December 31, 2018, 50% (with step-downs to 25% and 0% based upon achievement of specified consolidated senior secured net leverage ratios) of the annual excess cash flow of the Borrower and its subsidiaries. Subject to certain conditions, the Company may voluntarily prepay outstanding Term Loans at any time.

Amortization

The Term Loans initially have a six-year maturity, which may be extended in accordance with the terms of the Term Loan Credit Agreement. The principal amount of the Term Loans amortizes in quarterly installments of $2.3 million beginning at the end of the quarter ending on or about September 30, 2017, with the balance payable at maturity.

Guaranty and Security

In connection with the Term Loans, Parent, the Company and certain subsidiaries of the Company, as guarantors (the “Guarantors”) entered into (i) a Term Loan Guarantee, dated as of February 17, 2017, with the Term Loan Agent for the benefit of the Term Loan Lenders, pursuant to which Parent and the Guarantors guaranteed the obligations of the Borrower under the Term Loans, and (ii) a Term Loan Security Agreement, dated as of February 17, 2017, with the Term Loan Agent for the benefit of the Term Loan Lenders, pursuant to which amounts borrowed by the Borrower under the Term Loans are secured on a (i) first priority basis by a security interest in all assets of the credit parties other than accounts receivable, cash, deposit accounts and security accounts, any inventory, intellectual property in connection with the sale of inventory and letter of credit rights, commercial tort claims, chattel paper, supporting obligations, general intangibles (including contract rights and customer lists), documents, books, records and instruments relating to the foregoing and (ii) second priority basis by a security interest in all accounts receivable, cash, deposit accounts and security accounts, any inventory, intellectual property in connection with the sale of inventory and letter of credit rights, commercial tort claims, chattel paper, supporting obligations, general intangibles (including contract rights and customer lists), documents, books, records and instruments relating to the foregoing, in each case, subject to certain customary exceptions.

Certain Covenants and Events of Default

The Term Loan Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrower and each restricted subsidiary, subject to certain exceptions, to: incur additional indebtedness (including guarantees); incur liens; engage in certain fundamental changes (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make certain investments, loans, advances; create restrictions on distributions from the restricted subsidiaries that are not guarantors; amend junior debt documents; and engage in certain transactions with affiliates. In addition, the Term Loan Credit Agreement requires that the Borrower comply with a specified consolidated senior secured net leverage ratio.

The Term Loan Credit Agreement contains customary events of default, including nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness (other than the ABL Facility); cross-acceleration to the ABL Facility; bankruptcy events; certain ERISA events; material impairments of the guarantees and/or security; material unsatisfied judgments; and a change of control. Failure to comply with the consolidated senior secured net leverage ratio or the other provisions of the Term Loan Credit Agreement (subject to certain grace periods and customary cure rights) could, absent a waiver or an amendment from the Term Loan Lenders, permit the acceleration of all outstanding borrowings under the Term Loan Credit Agreement.

ABL Credit Agreement

Borrowing Base

On any date of determination, the Borrowing Base under the ABL Credit Agreement shall be equal to (a) 90% of the value of eligible credit card receivables of any credit party; plus (b) the lesser of (i) 80% of the value of eligible inventory of any credit party and (ii) 85% of the net orderly liquidation value of eligible inventory of any credit party; plus (c) the amount of qualified cash of any credit party; minus (d) any reserves;

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the loans under the ABL Credit Agreement will (1) until the last day of the first full fiscal quarter following the closing date be either (a) in the case of ABR loans, a fluctuating rate per annum determined by reference to the highest of (i) the federal funds effective rate for such day plus 1/2 of 1%, (ii) the “prime rate” announced by Goldman Sachs Bank USA for such day and (iii) a LIBOR rate determined by reference to LIBOR on the applicable Reuters screen page at approximately 11:00 a.m., London time, two business days prior to the commencement of the applicable interest period, for Dollar deposits with a term of one month commencing that day, plus 1.00% , (the “ABR Rate”) plus an applicable margin of 1.25%, or (b) in the case of LIBOR loans, a LIBOR rate determined by reference to LIBOR on the applicable Reuters screen page at approximately 11:00 a.m., London time, two business days prior to the commencement of the applicable interest period, for Dollar deposits with a term equivalent to such interest period (the “LIBOR Rate”;) plus an applicable margin of 2.25% (provided, in no event, shall the LIBOR Rate be less than zero) and (2) thereafter shall bear interest at the election of the Company at either the ABR Rate or the LIBOR Rate plus a margin determined by reference to a pricing grid based on average daily excess availability.

Prepayments

The ABL Facility is subject to a mandatory prepayment, if, at any time, the amount of borrowings by the Borrowers under the ABL Facility exceeds the maximum amount available for borrowing under the ABL Facility.

Amortization

The ABL Facility initially has a five-year maturity, which may be extended in accordance with the terms of the ABL Credit Agreement.

Guaranty and Security

In connection with the ABL Facility, Parent, the Company and certain subsidiaries of the Company, as guarantors (the “Guarantors”) entered into (i) an ABL Guarantee, dated as of February 17, 2017, with the ABL Agent for the benefit of the Secured Parties, pursuant to which Parent and the other Guarantors guaranteed the obligations under the ABL Facility, and (ii) an ABL Security Agreement, dated as of February 17, 2017, with the ABL Agent for the benefit of the Secured Parties, pursuant to which amounts borrowed by the Borrowers under the ABL Facility are secured on a (i) first priority basis by a security interest in all accounts receivable, cash, deposit accounts and security accounts, any inventory, intellectual property in connection with the sale of inventory and letter of credit rights, commercial tort claims, chattel paper, supporting obligations, general intangibles (including contract rights and customer lists), documents, books, records and instruments relating to the foregoing and (ii) a second priority basis by a security interest in all other present and after acquired assets of the Guarantors, in each case, subject to certain customary exceptions.

Certain Covenants and Events of Default

The ABL Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrower and each restricted subsidiary, subject to certain exceptions, to: incur additional indebtedness (including guarantees); incur liens; engage in certain fundamental changes (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make certain investments, loans, advances; create restrictions on distributions from the restricted subsidiaries that are not guarantors; amend junior debt documents; and engage in certain transactions with affiliates. In addition, the ABL Credit Agreement requires the Borrower to comply with a fixed charge coverage ratio if certain conditions are not satisfied.

The ABL Credit Agreement contains customary events of default, including nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; certain ERISA events; material impairments of the guarantees and/or security; material unsatisfied judgments; and a change of control. The Borrower’s ability to borrow under the ABL Facility will be dependent on, among other things, its compliance with the minimum fixed charge coverage ratio (to the extent tested) and maintenance of a sufficient borrowing base to support its utilization of the ABL Facility. Failure to comply with the fixed charge coverage ratio (to the extent tested) or the other provisions of the ABL Credit Agreement (subject to certain grace periods and customary cure rights) could, absent a waiver or an amendment from the ABL Lenders, restrict the availability of the ABL Facility and permit the acceleration of all outstanding borrowings under the ABL Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By:	/s/ Lauren Neiswender
Name:	Lauren Neiswender
Title:	General Counsel and Corporate Secretary

Date: February 17, 2017